UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

HUNT COMPANIES FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue, 19th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 588-2049
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Hunt Companies Finance Trust, Inc. (the “Company”) was held on June 21, 2018. At the Annual Meeting, a total of 19,065,229 shares of the Company's common stock were present in person or represented by proxy, and the following items were submitted to a vote of, and approved by, the Company’s stockholders: (1) election of five directors to the Company’s Board of Directors, to serve as directors until the next annual meeting and until their respective successors are duly elected; and (2) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. The final voting results with respect to each of the foregoing matters are set forth below.

1.

Each of the five nominees listed below was elected, without contest, as a member of the Board of Directors of the Company at the Annual Meeting, to serve as a director until the next annual meeting and until his their respective successors are duly elected. The voting results for each of the nominees for director were as follows:

Nominee	For	Withheld	Broker Non-Votes
James C. Hunt	7,937,138	434,481	10,693,610
Neil A. Cummins	7,337,047	1,034,572	10,693,610
William A. Houlihan	7,443,348	928,271	10,693,610
Walter C. Keenan	7,285,743	1,085,876	10,693,610
David Oston	7,766,487	605,132	10,693,610

2.	The appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Votes
18,184,248	478,074	402,907	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hunt Companies Finance Trust, Inc.

Date: June 26, 2018	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary